AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
RICHTECH ROBOTICS INC.

The undersigned certifies that:

(1) He is the CEO of Richtech Robotics Inc., a Nevada corporation (the "**Corporation**").

(2) The Articles of Incorporation of the Corporation are hereby amended and restated in full to read in their entirety as set forth in EXHIBIT A attached hereto and EXHIBIT A attached hereto is hereby incorporated into this certificate by this reference as if fully set forth herein.

(3) Said Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of this Corporation.

(4) Said Amended and Restated Articles of Incorporation have been duly approved by the required vote of the shareholders of the Corporation entitled to vote in accordance with the Articles of Incorporation of this Corporation and pursuant to NRS 78.390. The total number of shares entitled to vote with respect to the foregoing Amended and Restated Articles of Incorporation was Forty Million (40,000,000) shares of Common Stock. The number of shares voting in favor of the Amended and Restated Articles of Incorporation equaled or exceeded the vote required. The percentage vote required exceed fifty percent (50%) of the outstanding shares of Common Stock.

The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of his own knowledge. Executed on December 15, 2022.

Zhenwu Huang

Zhenwu Huang, CEO

EXHIBIT A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
RICHTECH ROBOTICS INC.

ARTICLE 1

The name of the corporation is Richtech Robotics Inc.

ARTICLE 2

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under NRS 78 other than the business of a trust company, savings and loan association, thrift company or corporation organized for the purpose of conducting a banking business.

ARTICLE 3

Section 3.1 Authorized Shares. The total number of shares of all classes of capital stock that the corporation is authorized to issue is One Hundred and Eight Million (108,000,000) shares, $0.00001 par value per share, all of which shall be designated as Common Stock, of which, Forty-Seven Million Four Hundred Thousand (47,400,000) shares shall be designated as Class A Common Stock and Sixty Million Six Hundred Thousand (60,600,000) shares shall be designated as Class B Common Stock.

Section 3.2 Voting Rights.

(i) *Class A Common Stock.* Except as otherwise required by the Nevada Revised Statutes, each holder of Class A Common Stock shall have ten (10) votes in respect of each share held by him, her, or it of record on the books of the corporation for the election of directors and on all matters submitted to a vote of shareholders of the corporation.

(ii) *Class B Common Stock.* Except as otherwise required by the Nevada Revised Statutes, each holder of Class B Common Stock shall have one (1) vote in respect of each share held by him, her, or it of record on the books of the corporation for the election of directors and on all matters submitted to a vote of shareholders of the corporation.

ARTICLE 4

Section 4.1 Limitation of Directors' Liability. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

Section 4.2 Indemnification of Corporate Agents. The corporation is authorized to provide indemnification of any person through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, subject only to the applicable limits set forth in NRS 78.7502.

Section 4.3 Repeal or Modification. No repeal or modification of Sections 4.1 or 4.2 shall adversely affect any right to limitation of liability of a director or indemnification of agents of the corporation relating to acts or omissions that occur before such repeal or modification.

ARTICLE 5

The corporation reserves the right to amend, alter, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred by these Articles of Incorporation on shareholders, directors and officers are granted subject to this reservation.